WILLIAM BLAIR FUNDS

WILLIAM BLAIR GLOBAL LEADERS FUND

URGENT: YOUR RESPONSE IS CRITICAL

Dear Shareholder:

An important and time-sensitive matter pertaining to your investment in William Blair Global Leaders Fund requires your input. Our efforts to reach you by mail, email, and phone have been unsuccessful so far.

To secure your input, Broadridge Financial Solutions has been engaged by William Blair. Please call Broadridge right away. You can call them toll-free at 1-866-705-9913 on any weekday between 9:00 a.m. to 10:00 p.m. Eastern Time.

It will take only a minute of your time to resolve this matter.

Thank you for attending to this request. We truly appreciate your investment.

Sincerely,

William Blair Funds

WB2026